Exhibit 99.2

The Pantry, Inc. Fiscal Year 2013 Second Quarter Earnings Call

Tuesday, May 7, 2013

Safe Harbor Statement

Some of the statements in this presentation constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than those of historical facts included herein, including those related to the company's financial outlook, goals, business strategy, projected plans and objectives of management for future operations and liquidity, are forward-looking statements. These forward-looking statements are based on the company's plans and expectations and involve a number of risks and uncertainties that could cause actual results to vary materially from the results and events anticipated or implied by such forward-looking statements. Please refer to the company's Annual Report on Form 10-K and its other filings with the SEC for a discussion of significant risk factors applicable to the company. In addition, the forward-looking statements included in this presentation are based on the company's estimates and plans as of the date of this presentation. While the company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so.

In this presentation, we will refer to certain non-GAAP financial measures that we believe are helpful in understanding our financial performance. A reconciliation of each non-GAAP financial measure to the most directly comparable GAAP measure is included in the appendix of this presentation.

Second Quarter Business Overview

- Operating environment/plan execution
- Performance summary
- Merchandise category review
- Cost management/profitability improvement
- Lifestyle and local merchandising
- Store upgrades/Quick Service Restaurants ("QSR's")/promotions

Weather influenced Q2 FY2013 Traffic – Down 4.6%

- February temperatures averaged 3 degrees colder than prior year; March averaged 15 degrees colder
- Winter storms were more significant in Q2 FY2013
- Unfavorable weather constrained beer, packaged beverages and QSR sales
- Economic uncertainty, higher payroll taxes and weak consumer confidence also hampered traffic

Average Monthly Temperature



FY2012
FY2013
Degrees Fahrenheit
85
80
75
70
65
60
55
50
45
40
35
Oct
Nov
Dec
Jan
Feb
Mar

Average Temperature Change Year Over Year



FY2012
FY2013
15
12
9
6
3
0
(3)
(6)
(9)
(12)
(15)
Oct
Nov
Dec
Jan
Feb
Mar

Note: Charts represent average monthly temperature data based on daily high temperature for the 13 state region The Pantry, Inc. operates in.

We Continue Executing Our Plans

- Gaining momentum in key focus areas
  - Increasing average sales per customer
  - Upgrading store base (remodels/new stores)
  - Controlling costs
- Encouraged by improved sales levels during periods of favorable weather
- Completed fuel pricing system roll-out
- Completed 6 remodels; added 3 QSR's; opened new Charlotte store

FY2013 Second Quarter Summary

- Adjusted EBITDA[1] improved to $39.1 million; up from $38.9 million
- Comparable store merchandise revenue decreased 2.0% (Excluding cigarettes, increased 0.1%)
- Comparable store retail fuel gallons sold decreased 7.9%
- Retail fuel margins increased $0.021 per gallon to $0.117
- Merchandise sales per customer improved 2.6% on a comparable basis

[1] See Appendix for a description of each non-GAAP financial measure as well as a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP measure.

Q2 FY2013 Merchandise Category Review

	FY13 Sales Comps		
	Q1	**Q2**	**YTD**
Cigarettes	-2.8%	-6.4%	-4.6%
Other Packaged Goods	4.3%	0.2%	2.2%
Packaged Goods	**1.6%**	**-2.3%**	**-0.3%**
Proprietary Foodservice	8.6%	3.3%	6.0%
QSR	-1.9%	-5.9%	-4.0%
Foodservice	**4.2%**	**-0.7%**	**1.8%**
Services	12.0%	0.7%	6.0%
Total Comparable Store Merchandise Revenue	**2.2%**	**-2.0%**	**0.1%**
Total Excluding Cigarettes	4.6%	0.1%	2.4%

Focus On Managing Costs And Improving Profitability

- OSG&A[1] increased $600 thousand; excluding gains/losses on asset sales and severance costs, OSG&A was down $3.1 million
- Fuel cost movements and retail price lags yielded stronger fuel margins
- New fuel pricing system rolled out
  - Allows rapid response to changing market conditions
  - Guides decisions to balance gallons and gross profit

(1) Store operating and general and administrative expenses ("OSG&A")

Lifestyle And Local Merchandising Efforts Gaining Momentum

- Lifestyle and local merchandising programs have been implemented in approximately 450 stores
- Early results are positive
- Will continue to localize offering in our stores in the near term

Other Key Activities

- Facilities:
  - Opened new store in Charlotte, NC
  - Completed 6 remodels in the second quarter
  - Completed 17 remodels in April and early May
  - 15 remodels, 6 QSR's, 3 new stores, 1 rebuild currently underway
- Testing two Taco Del Mar® QSR's
- "The RooCup" launch off to an enthusiastic start

Second Quarter Financial Review

- Financial Summary
- Financial Details
- Adjusted EBITDA Analysis
- Capital Expenditures
- Store Count
- Capital Structure And Liquidity
- Fiscal 2013 Outlook

Second Quarter Financial Summary

($ millions except per share data)	Second Quarter 2012		Second Quarter 2013		Percent Change
Total revenues	$	2,062.2	$	1,892.2	-8.2%
Total costs and operating expenses[1]		2,055.0		1,883.5	-8.3%
Income from operations	**$**	**7.2**	**$**	**8.7**	**20.8%**
Loss on extinguishment of debt		2.5		-	-100.0%
Interest expense, net		20.2		22.2	9.9%
Loss before income taxes	**$**	**(15.5)**	**$**	**(13.5)**	**12.9%**
Income tax benefit		5.8		6.6	13.8%
Net Loss	**$**	**(9.7)**	**$**	**(6.9)**	**28.9%**
Loss per share	$	(0.43)	$	(0.30)	30.2%
Adjusted EBITDA[1]	**$**	**38.9**	**$**	**39.1**	**0.5%**

[1] Includes impairment charges of $2.4 million and $0.9 million in 2012 and 2013, respectively

Second Quarter Financial Details

($ millions)

	Second Quarter		Percent Change
	2012	2013	
Merchandise revenue	$ 434.9	$ 418.9	-3.7%
Fuel revenue	1,627.3	1,473.3	-9.5%
Total revenues	**$ 2,062.2**	**$ 1,892.2**	**-8.2%**
Merchandise cost of goods sold	$ 289.5	$ 277.8	-4.0%
Fuel cost of goods sold	1,584.0	1,424.8	-10.1%
Store operating	127.3	125.3	-1.6%
General and administrative	22.5	25.2	12.0%
Impairment charges	2.4	0.9	-62.5%
Depreciation and amortization	29.3	29.5	0.7%
Income from operations	**$ 7.2**	**$ 8.7**	**20.8%**
Selected financial data:			
Merchandise margin	33.4%	33.7%	
Comparable store retail fuel gallons	1.1%	-7.9%	
Retail fuel margin per gallon	$ 0.096	$ 0.117	

Second Quarter Adjusted EBITDA Analysis

($ millions)

	Second Quarter		
	2012	2013	Percent Change
Adjusted EBITDA[(1)]	$ 38.9	$ 39.1	0.5%
(Gains)/losses on asset sales	(2.6)	0.6	NM
Severance	-	0.6	NM
Adjusted EBITDA excluding certain items[(1)]	**$ 36.3**	**$ 40.3**	**11.0%**

[(1)] See Appendix for a description of each non-GAAP financial measure as well as a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP measure.

FY2013 Capital Expenditures

($ millions)

	2012		2013		Change	
	Q2	YTD	Q2	YTD	Q2	YTD
Capital expenditures	$ 17.0	$ 44.2	$ 17.1	$ 37.6	$ 0.1	$ (6.6)
Proceeds from asset dispositions	(3.1)	(8.0)	(0.1)	(2.3)	3.0	5.7
Capital expenditures, net	$ 13.9	$ 36.2	$ 17.0	$ 35.3	$ 3.1	$ (0.9)

FY2013 Store Count Summary

Beginning Stores - Q1 FY2013	**1,578**
Rebuilt	1
Closed	(7)
Beginning Stores - Q2 FY2013	**1,572**
New	1
Acquired	1
Closed	(6)
Ending Stores - Q2 FY2013	**1,568**

Capital Structure And Liquidity

($ millions)

	As of 3/29/12	As of 3/28/13
Cash	$ 113.2	$ 9.0
Debt:		
Revolver	-	7.0
Term Loan	376.5	253.7
Notes	221.6	250.0
Convertible Notes	61.3	-
Other	0.1	-
Lease Finance Obligations	453.2	449.5
Total debt	**$ 1,112.7**	**$ 960.2**
Shareholder's equity	312.8	316.1
Total capitalization	**$ 1,425.5**	**$ 1,276.3**

Net debt	$ 999.5	$ 951.2

Total Liquidity as of 3/28/13:[1]	$ 129.3

(1) Cash and cash equivalents plus revolver availability.

Fiscal 2013 Outlook

	Q3			FY		
	Q3 FY12	Q3 FY13 Guidance		FY12	FY13 Guidance	
	Actual	Low	High	Actual	Low	High
Merchandise sales ($Billions)[1]	$0.476	$0.471	$0.481	$1.81	$1.79	$1.82
Merchandise gross margin	33.5%	33.5%	34.1%	33.7%	33.7%	34.0%
Retail fuel gallons (Billions)[1]	0.455	0.418	0.433	1.81	1.66	1.71
Retail fuel margin per gallon	$0.146	$0.130	$0.155	$0.115	$0.115	$0.130
Store operating and general and administrative expenses ($Millions)	$152	$153	$156	$610	$607	$615
Depreciation & amortization ($Millions)	$30	$29	$30	$120	$115	$120
Interest expense ($Millions) [2]	$20	$22	$23	$84	$89	$92
Capital expenditures, net ($Millions)	$10	$17	$20	$55	$80	$95

[1] Fiscal 2013 guidance assumes closure of 35 to 40 stores.
[2] Excludes loss on extinguishment of debt.

K™

KANGAROO

EXPRESS

Appendix

- Selected financial data
- Use of Non-GAAP measures

Selected Financial Data

($ thousands)	Three Months Ended		Six Months Ended	
	March 28, 2013	March 29, 2012	March 28, 2013	March 29, 2012
Selected financial data:				
Adjusted EBITDA	$ 39,113	$ 38,859	$ 88,012	$ 82,615
Payments made for lease finance obligations	$ 12,754	$ 12,802	$ 25,642	$ 25,500
Merchandise gross profit	$ 141,146	$ 145,391	$ 288,039	$ 287,600
Merchandise margin	33.7%	33.4%	34.0%	33.3%
Retail fuel data:				
Gallons	407,923	447,538	834,947	902,780
Margin per gallon [1]	$ 0.117	$ 0.096	$ 0.116	$ 0.109
Retail price per gallon	$ 3.55	$ 3.57	$ 3.48	$ 3.45
Total fuel gross profit	$ 48,439	$ 43,299	$ 97,607	$ 99,209
Comparable store data:				
Merchandise sales %	-2.0%	4.8%	0.1%	3.3%
Retail fuel gallons %	-7.9%	1.1%	-6.3%	-3.2%
Number of stores:				
End of period	1,568	1,611	1,568	1,611
Weighted-average store count	1,571	1,618	1,572	1,626

[1] Fuel margin per gallon represents fuel revenue less cost of product and expenses associated with credit card processing fees and repairs and maintenance on fuel equipment. Fuel margin per gallon as presented may not be comparable to similarly titled measures reported by other companies.

Use of Non-GAAP Measures

Adjusted EBITDA

Adjusted EBITDA is defined by the Company as net income (loss) before interest expense, net, gain/loss on extinguishment of debt, income taxes, impairment charges and depreciation and amortization. Adjusted EBITDA is not a measure of operating performance or liquidity under generally accepted accounting principles in the United States of America ("GAAP") and should not be considered as a substitute for net income, cash flows from operating activities or other income or cash flow statement data. The Company has included information concerning Adjusted EBITDA because it believes investors find this information useful as a reflection of the resources available for strategic opportunities including, among others, to invest in the Company's business, make strategic acquisitions and to service debt. Management also uses Adjusted EBITDA to review the performance of the Company's business directly resulting from its retail operations and for budgeting and compensation targets. Adjusted EBITDA does not include impairment of long-lived assets and other charges. The Company excluded the effect of impairment losses because it believes that including them in Adjusted EBITDA is not consistent with reflecting the ongoing performance of its remaining assets. Adjusted EBITDA does not include gain/loss on extinguishment of debt because it represents financing activities and is not indicative of the ongoing performance of the Company's remaining stores.

Use of Non-GAAP Measures

Adjusted EBITDA Excluding Certain Items

The Company has also presented Adjusted EBITDA for the three months ended March 28, 2013 and March 29, 2012 excluding the impact of gains/losses on asset sales and severance charges. Management believes that investors find this information useful as a reflection of the Company's underlying operating performance and management uses these measures as part of its preparation of operating plans, budgets and forecasts and in its assessment of the Company's historical performance.

Additional Information Regarding Non-GAAP Measures

Any measure that excludes interest expense, gain/loss on extinguishment of debt, depreciation and amortization, impairment charges, or income taxes has material limitations because the Company uses debt and lease financing in order to finance its operations and acquisitions, uses capital and intangible assets in its business and must pay income taxes as a necessary element of its operations. Due to these limitations, the Company uses non-GAAP measures in addition to and in conjunction with results and cash flows presented in accordance with GAAP. The Company strongly encourages investors to review its consolidated financial statements and publicly filed reports in their entirety and not to rely on any single financial measure.

Adjusted EBITDA

($ thousands)

	Three Months Ended		Six Months Ended	
	March 28, 2013	March 29, 2012	March 28, 2013	March 29, 2012
Adjusted EBITDA	$ 39,113	$ 38,859	$ 88,012	$ 82,615
Impairment charges	(880)	(2,388)	(3,179)	(2,910)
Loss on extinguishment of debt	-	(2,457)	-	(2,539)
Interest expense, net	(22,158)	(20,202)	(45,259)	(41,550)
Depreciation and amortization	(29,538)	(29,275)	(58,124)	(56,641)
Income tax benefit	6,598	5,805	8,628	8,438
Net (loss)	$ (6,865)	$ (9,658)	$ (9,922)	$ (12,587)
Adjusted EBITDA	$ 39,113	$ 38,859	$ 88,012	$ 82,615
Loss on extinguishment of debt	-	(2,457)	-	(2,539)
Interest expense, net	(22,158)	(20,202)	(45,259)	(41,550)
Income tax benefit	6,598	5,805	8,628	8,438
Stock-based compensation expense	873	706	1,725	1,624
Changes in operating assets and liabilities	(20,199)	8,332	(31,207)	(10,435)
(Benefit) for deferred income taxes	(6,475)	(6,268)	(8,477)	(9,395)
Other	1,424	3,848	2,773	6,556
Net cash provided by (used in) operating activities	$ (824)	$ 28,623	$ 16,195	$ 35,314
Additions to property and equipment, net	$ (16,988)	$ (13,840)	$ (35,358)	$ (36,195)
Acquisitions of businesses, net	(502)	-	(502)	-
Net cash used in investing activities	$ (17,490)	$ (13,840)	$ (35,860)	$ (36,195)
Net cash provided by (used) in financing activities	$ 2,940	$ (52,232)	$ (60,519)	$ (99,671)
Net (decrease) in cash	$ (15,374)	$ (37,449)	$ (80,184)	$ (100,552)

Adjusted EBITDA Excluding Certain Items

($ thousands)

	Three Months Ended			
	March 28, 2013		March 29, 2012	
Adjusted EBITDA	$	39,113	$	38,859
(Gains)/losses on asset sales		550		(2,584)
Severance		633		-
Adjusted EBITDA excluding certain items	$	40,296	$	36,275
Impairment charges		(880)		(2,388)
Loss on extinguishment of debt		-		(2,457)
Interest expense, net		(22,158)		(20,202)
Depreciation and amortization		(29,538)		(29,275)
(Gains)/losses on asset sales		(550)		2,584
Severance		(633)		-
Income tax benefit		6,598		5,805
Net (loss)	$	(6,865)	$	(9,658)

Adjusted EBITDA Excluding Certain Items

($ thousands)	Three Months Ended	
	March 28, 2013	March 29, 2012
Adjusted EBITDA	$ 39,113	$ 38,859
(Gains)/losses on asset sales	550	(2,584)
Severance	633	-
Adjusted EBITDA excluding certain items	$ 40,296	$ 36,275
Loss on extinguishment of debt	-	(2,457)
Interest expense, net	(22,158)	(20,202)
(Gains)/losses on asset sales	(550)	2,584
Severance	(633)	-
Income tax benefit	6,598	5,805
Stock-based compensation expense	873	706
Changes in operating assets and liabilities	(20,199)	8,332
(Benefit) for deferred income taxes	(6,475)	(6,268)
Other	1,424	3,848
Net cash provided by (used in) operating activities	$ (824)	$ 28,623
Net cash used in investing activities	$ (17,490)	$ (13,840)
Net cash provided by (used) in financing activities	$ 2,940	$ (52,232)
Net (decrease) in cash	$ (15,374)	$ (37,449)